UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1699499
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

12300 Liberty Boulevard
Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Subscription Rights to Purchase Shares of Series C Liberty Braves Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-211428

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights to purchase shares of Series C Liberty Braves Common Stock (the “Series C Liberty Braves Rights”) of Liberty Media Corporation (the “Registrant”), each of which entitle the holder thereof to purchase shares of Series C Liberty Braves Common Stock, $0.01 par value, of the Registrant. The Registrant has applied to list the Series C Liberty Braves Rights on the Nasdaq Global Select Market under the symbol “BATRR.”

Reference is made to the Registrant’s Registration Statement on Form S-3 (File No. 333-211428), which was filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2016 and deemed automatically effective upon filing, including the prospectus contained therein (the “S-3”). The description of the Series C Liberty Braves Rights as contained under the caption “The Rights Offering” in the S-3 is hereby incorporated by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

3.1

Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed on February 18, 2016 (File No. 333-208699)).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 6, 2015 (File No. 001-35707)).
4.1

Specimen Certificate for Series C Liberty Braves Common Stock Subscription Rights of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 filed on May 18, 2016 (File No. 333-211428 (the “S-3”)).

4.2	Instructions for use of Series C Liberty Braves Common Stock Subscription Right Certificates of the Registrant (incorporated by reference to Exhibit 4.3 to the S-3.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty Media Corporation

Date: May 18, 2016	By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

3.1

Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed on February 18, 2016 (File No. 333-208699)).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 6, 2015 (File No. 001-35707)).
4.1

Specimen Certificate for Series C Liberty Braves Common Stock Subscription Rights of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 filed on May 18, 2016 (File No. 333-211428 (the “S-3”)).

4.2	Instructions for use of Series C Liberty Braves Common Stock Subscription Right Certificates of the Registrant (incorporated by reference to Exhibit 4.3 to the S-3.